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EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE                     CONTACT:      DANIEL M. HEALY
                                                        EXECUTIVE VICE PRESIDENT
                                                        CHIEF FINANCIAL OFFICER
                                                        (631) 844-1258


             NORTH FORK BANCORP ANNOUNCES A 22% INCREASE IN EARNINGS
              AND PER SHARE EARNINGS FOR THE FIRST QUARTER OF 2001

         MELVILLE, N.Y. - APRIL 16, 2001 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) reported net income for the quarter ended March 31, 2001 of $78.4 million or diluted earnings per share of $.49, a 22% increase over net income, as adjusted of $64.5 million or $.40 diluted earnings per share for the comparable period in the preceding year. Similarly, cash earnings per share, as adjusted, increased 24% to $.52 in the first quarter of 2001 from $.42 in the prior year. These results were fueled by an 11% annualized growth rate of loans, a 5% quarterly growth rate of deposits and a 20 basis point improvement in the Company's net interest margin over the previous quarter. Adjusted net income and earnings per share for the quarter ended March 31, 2000, exclude the effects of previously reported special charges and non- recurring items.
         First quarter 2001 returns on average equity and assets were 25% and 2.13%, respectively, and the Company's industry leading core efficiency ratio remained at 35%. "The downward trend in interest rates combined with the maturation of the acquired Jamaica and Reliance branches on Long Island and the continued expansion in Manhattan contributed to these very positive results," said John Adam Kanas, Chairman, President and Chief Executive Officer. "Further benefits from the FRB actions should materialize throughout the remainder of this year," he added.

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         NET INTEREST INCOME GROWTH AS MARGIN EXPANDS - LINKED QUARTER

         Reflecting the liability sensitive nature of the Company's financial position, the net interest margin for the first quarter of 2001 improved 20 basis points on a linked quarter basis compared to the final quarter of 2000. Moreover, the net interest margin for the most recent quarter increased 34 basis points to 4.58% from 4.24% in the three-month period ended March 31, 2000. Net interest income increased to $153.3 million for the quarter ended March 31, 2001 compared to $139.3 million for the prior year. Significant factors contributing to this positive trend were deposit growth and the effect of the overall decline in prevailing interest rates.

         LOANS GROW AT AN ANNUALIZED RATE OF 11% - ASSET QUALITY REMAINS STRONG

         Loans, net of unearned income, were $9.7 billion at March 31, 2001, compared to $9.4 billion at December 31, 2000, and $8.9 billion at March 31, 2000. Each major component of the Company's loan portfolio recorded growth. "We have not witnessed any meaningful indications of an economic slowdown in our primary market," said Kanas. "We are experiencing strong demand for the type of loan products and services we offer both on Long Island and New York City," he added. The loan portfolio's characteristics have remained unchanged, with concentrations in high quality, substantially risk averse multi-family residential and home mortgage loans. At March 31, 2001, non-performing loans and assets were $15.7 million and $16.3 million, respectively. Non-performing loans to total loans were a negligible .16% at the end of the recent quarter. The allowance for loan losses to non-performing loans at March 31, 2001, approximated 580%. The Company increased its provision for loan losses to $3.8 million in the March 2001 quarter keeping pace with loan growth. Net charge-offs in the current quarter were $2.4 million or .1% of average loans outstanding. "We have intentionally avoided the types of credits that tend to be vulnerable in periods of slower economic growth," said Kanas.

         DEPOSIT GROWTH

         Continuing the growth trend exhibited in the final stages of 2000, the Company's total deposits increased to $9.6 billion at March 31, 2001, compared to $9.2 billion at December 31, 2000, a quarterly growth rate of 5%. The Company once again experienced deposit growth in its Manhattan business. Deposits in its seven Manhattan branches rose to approximately $650 million at the end of the recent quarter, representing a 56% annualized increase over year-end 2000 balances, with demand deposits comprising 36% of the total. Three additional de novo branch locations are scheduled to open this year. "Our pending acquisition of Commercial Bank will undoubtedly accelerate our pace of growth in that market," said Kanas. "We are very encouraged by the positive response we have received from existing and prospective customers in this market," he added. On February 13, 2001, the Company announced the proposed acquisition of Commercial Bank of New York ("CBNY"). CBNY operates from fourteen branch locations with eleven located in Manhattan. On a pro forma basis with

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CBNY, North Fork's total deposits in Manhattan will approximate $1.4 billion.
The transaction is expected to close in the third quarter of this year.

         ADVANCES IN NON-INTEREST INCOME

         Non-interest income, excluding the effects of trading income, net security and other gains, amounted to $21.2 million for the three month period ended March 31, 2001, an increase of 10% compared to $19.3 million for the prior year. The Company believes that the continued growth in deposit accounts and specialized business product offerings, such as its internet based cash management system, will improve its growth prospects especially in Manhattan. Trading gains of $7.9 million recognized in the current quarter were of a non-recurring nature and represent realized gains from the sale of certain derivatives entered into in the prior year. The use of such transactions has been very limited. The Company also indicated that it is not subject to any significant risk exposure from presently outstanding derivative transactions.

         OTHER ANNOUNCEMENTS

         As previously announced, North Fork increased its regular quarterly cash dividend by 17% to 21 cents from 18 cents. The dividend is payable on May 15, 2001 to shareholders of record at the close of business on April 27, 2001.

         North Fork will hold its annual shareholders meeting on Tuesday, May 1, 2001 at the Wyndham Wind Watch Hotel in Hauppauge, New York commencing at 10:00 a.m.

                                 *    *    *

         North Fork, with total assets of approximately $15 billion, operates 151 branch locations throughout the New York Metropolitan area and Connecticut. On a pro forma basis, North Fork combined with CBNY will have approximately 165 branches with 20 locations in the lucrative Manhattan marketplace. Information regarding the CBNY acquisition can be obtained from North Fork's web site.

                                 *    *    *

         INVESTORS AND ANALYSTS ARE ADVISED TO ACCESS NORTH FORK'S WEB SITE AT WWW.NORTHFORKBANK.COM FOR OTHER STATISTICAL AND FINANCIAL DATA FOR THE QUARTER ENDED MARCH 31, 2001 AS A SUPPLEMENT TO THIS RELEASE.

                                    * * *

This release may contain certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to access NFB's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company.


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                         NORTH FORK BANCORPORATION, INC.
                                   (NYSE: NFB)
               (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

                                                                         THREE MONTHS ENDED
INCOME STATEMENT HIGHLIGHTS                                  MARCH 31, 2001       MARCH 31, 2000(6)
----------------------------                                 --------------------- --------------------
         Interest Income                                      $ 272,489             $ 254,167
         Interest Expense                                       119,204               114,837
                                                              --------------------- --------------------
              Net Interest Income                               153,285               139,330
         Provision for Loan Losses                                3,750                 9,000
                                                              --------------------- --------------------
Net Interest Income after Provision for Loan Losses             149,535               130,330
                                                              --------------------- --------------------

NON-INTEREST INCOME:
-------------------
         Customer Related Fees & Service Charges                 13,018                10,775
         Investment Management, Commissions and Tru               3,974                 4,734
         Mortgage Banking Operations                                990                   855
         Trading Income(5)                                        7,943                     -
         Other Operating Income                                   3,246                 2,903
         Gain on Sale of Loans                                        -                 2,303
         Net Securities Gains/(Losses)                            3,872               (19,748)
                                                              --------------------- --------------------
Total Non-Interest Income                                        33,043                 1,822
                                                              --------------------- --------------------

NON-INTEREST EXPENSE:
--------------------
         Other Operating Expenses                                52,235                49,095
         Capital Securities Costs                                 5,140                 4,634
         Amortization  of Intangible Assets                       5,467                 3,318
         Merger Related Restructure Charge                            -                50,499
         Dime Related Expenses                                        -                 6,000
                                                              --------------------- --------------------
Total Non-Interest Expense                                       62,842               113,546
                                                              --------------------- --------------------

         Income Before Income Taxes                             119,736                18,606
         Provision for Income Taxes                              41,309                16,695
                                                              --------------------- --------------------
Net Income                                                    $  78,427             $   1,911
                                                              ===================== ====================

         Earnings Per Share - Basic                               $0.49                 $0.01
         Earnings Per Share - Diluted                             $0.49                 $0.01
         Cash Earnings Per Share - Diluted(1)                     $0.52                 $0.03
         Average Shares Outstanding - Basic                     159,208               162,316
         Average Shares Outstanding - Diluted                   160,961               163,381
         Cash Dividends per Share                                 $0.21                 $0.18
         Return on Average Total Assets                            2.13%                 0.05%
         Return on Average Stockholders' Equity(2)                24.60%                 0.65%
         Yield on Interest Earning Assets                          8.03%                 7.65%
         Cost of Funds                                             4.30%                 4.22%
         Net Interest Margin(3)                                    4.58%                 4.24%
         Core Efficiency Ratio(4)                                 34.98%                35.23%


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                         NORTH FORK BANCORPORATION, INC.
                                   (NYSE: NFB)
               (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

                                                            MARCH 31,            DECEMBER 31,              MARCH 31,
BALANCE SHEET HIGHLIGHTS                                      2001                   2000                    2000
------------------------                            ---------------------- ---------------------- ------------------------

Total Assets                                           $ 15,045,225           $ 14,840,962             $ 15,024,882
Loans, net                                                9,658,608              9,394,713                8,868,148
Allowance for Loan Losses                                    90,941                 89,653                   87,491
Securities Available-for-Sale                             3,547,016              3,467,663                3,899,591
Securities Held-to-Maturity                                 933,132              1,090,677                1,279,489
Intangible Assets                                           342,351                347,019                  358,220
Demand Deposits                                           1,960,613              2,025,249                1,718,987
Interest Bearing Deposits                                 7,668,124              7,143,946                7,315,058
Borrowings                                                3,618,680              4,004,147                4,256,781
Capital Securities                                          244,345                244,339                  244,320
Stockholders' Equity                                      1,295,041              1,213,918                1,293,029
Book Value Per Share                                          $8.01                  $7.55                    $7.45
Actual Shares Outstanding                                   161,684                160,831                  173,582

SELECTED FINANCIAL HIGHLIGHTS

CAPITAL RATIOS:
-----------------------------------------------------

Risk Based Capital:
         Tier 1                                               12.89%                 12.38%                   13.98%
         Total                                                13.90%                 13.40%                   15.07%
                Leverage Ratio                                 8.01%                  7.62%                    8.79%


ASSET QUALITY:
-----------------------------------------------------

Non-Performing Loans                                       $ 15,736               $ 14,921                 $ 13,112
Other Real Estate                                               517                    499                    1,081
                                                      ---------------------- ---------------------- ------------------------
Total Non-Performing Assets                                $ 16,253               $ 15,420                 $ 14,193
                                                      ====================== ====================== ========================

Restructured, Accruing Loans                              $      --               $     --                 $     --

Allowance for Loan Losses to Non-Performing Loans               578%                   601%                     667%

Allowance for Loan Losses to Total Loans, net                  0.94%                  0.95%                    0.99%

Non-Performing Loans to Total Loans, net                       0.16%                  0.16%                    0.15%

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                    NOTES TO MARCH 31, 2001 EARNINGS RELEASE

(1) Cash earnings per share reflect the amortization of intangible assets as an addition to net income.

(2)  Excludes the effect of the SFAS No. 115 adjustment.

(3)  Presented on a tax equivalent basis.

(4) The core efficiency ratio is defined as the ratio of non-interest expense, net of other real estate expenses and other non-recurring charges, to net interest income on a tax equivalent basis and other non-interest income, net of securities (losses)/gains and other non-recurring items.

(5) Represents the realized gain on the sale of derivative or floor contracts purchased in 2000. Included in this gain is approximately $4.2 million (net of taxes of $2.5 million) of unrealized gains at December 31, 2000 that were deferred pursuant to accounting pronouncements in effect at that time. Under the provisions of SFAS No.133 which became effective on January 1, 2001, this amount would be considered a transitional gain.

(6) The quarter ended March 31, 2000 includes previously reported special charges and non-recurring items associated with the acquisition of JSB Financial, Inc., the proposed acquisition of Dime Bancorp, Inc., and other expenses. The after tax effect of these items aggregated $62.6 million or $.39 diluted earnings per share. Core earnings in the quarter excluding these special charges and items was $64.5 million or $.40 diluted earnings per share. The core average returns on shareholders' equity and assets were 21.89% and 1.83%, respectively.


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